UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2023

Month 1, 2023

THE GOODYEAR TIRE & RUBBER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Innovation Way, Akron, Ohio	44316-0001
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (330) 796-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Without Par Value	GT	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 5, 2023, The Goodyear Tire & Rubber Company (the “Company”) approved a rationalization plan and workforce reorganization in Europe, Middle East and Africa (“EMEA”) to improve its cost structure. This restructuring is a part of a broader set of actions the Company expects to take in order to fundamentally streamline its business, improve its competitive position and drive growth. The Company expects that it will share this broader plan with investors during the fourth quarter.

The proposed restructuring actions would lead to a reduction of approximately 1,200 positions across multiple countries within EMEA while also creating approximately 500 new roles principally in its existing shared services organization in Romania, resulting in an overall net reduction of approximately 700 positions. In certain countries, relevant portions of the rationalization plan remain subject to consultation with employee representative bodies.

The Company expects these actions to result in significant savings beginning in 2024 and to be substantially complete in 2025. The total pre-tax charges associated with these actions are expected to be approximately $210 million to $230 million, substantially all of which are expected to be cash charges primarily for associate-related and other implementation and exit costs. The amounts and timing of the estimated pre-tax charges, cash outflows and cost savings are shown in the table below.

Year Ended December 31,
(In millions)	2023	2024	2025	Total
Rationalization & Reorganization Overview:
Pre-tax Charges	$175 - $180	$30 - $40	$5 - $10	$210 - $230
Cash Outflows	$0 - $5	$160 - $170	$50 - $55	$210 - $230
Expected Savings (from 2022 Baseline)	$0 - $5	$30 - $35	$55 - $60	~$100

Safe Harbor Statement

Certain information contained in this Current Report on Form 8-K may constitute forward-looking statements for purposes of the safe harbor provisions of The Private Securities Litigation Reform Act of 1995, including those statements regarding the expected amounts and timing of pre-tax charges, cash outflows and cost savings resulting from the proposed rationalization plan and workforce reorganization. All forward-looking statements are based on management’s estimates, projections and assumptions as of the date hereof. There are a variety of factors, many of which are beyond the Company’s control, which could affect its operations, performance, business strategy and results and could cause its actual results and experience to differ materially from the assumptions, expectations and objectives expressed in any forward-looking statements. These statements are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including but not limited to the risks and other factors described in the Company’s filings with the Securities and Exchange Commission, including the Company’s annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. In addition, any forward-looking statements represent management’s estimates only as of today and should not be relied upon as representing management’s estimates as of any subsequent date. While the Company may elect to update forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so, even if management’s estimates change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GOODYEAR TIRE & RUBBER COMPANY

Date: September 8, 2023	By	/s/ Daniel T. Young
Daniel T. Young
Secretary